UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2014

MEADOWBROOK INSURANCE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	1-14094	38-2626206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26255 American Drive Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 358-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2014, Meadowbrook Insurance Group, Inc., a Michigan corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Miracle Nova II (US), LLC, a Delaware limited liability company (“Parent”), Miracle Nova III (US), Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the members of Company’s board of directors (the “Company Board”) who were present at the meeting to approve the Merger Agreement. In connection with the Merger (as defined below) Fosun International Limited (“Fosun”) is providing an Equity Commitment Letter with respect to the funding of the aggregate Merger Consideration (as defined below), and a payment and performance guarantee of all of Parent’s and Sub’s obligations under the Merger Agreement, pursuant to the Guaranty and Performance Agreement, dated as of December 30, 2014, entered into by Fosun in favor of the Company. A copy of the Guaranty and Performance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Merger. The Merger Agreement provides for the merger of Sub with and into the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation in the Merger. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, and an indirect wholly-owned subsidiary of Fosun.

Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share (a “Share”) of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (including restricted shares of Company Stock, but excluding (i) Shares held by shareholders of the Company who have properly exercised and perfected appraisal rights under Michigan law and (ii) Shares that are held by the Company, Parent or their respective subsidiaries) will be converted into the right to receive $8.65 in cash per Share, without interest (the “Merger Consideration”).

Closing Conditions. The consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval of the Merger by the holders of a majority of the voting power of the outstanding Shares entitled to vote thereon, (ii) the receipt of certain required antitrust and other regulatory approvals (including insurance regulatory approvals in the States of California, Michigan, Missouri and Ohio and in Washington, D.C. ) and (iii) and the satisfaction of other specified closing conditions.

Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company to, subject to certain exceptions, conduct its operations in the ordinary course of business consistent with past practice from the date of the Merger Agreement through the Effective Time. The parties are required to use reasonable best efforts to obtain all required regulatory approvals, which will include approval by federal antitrust and state insurance regulatory bodies. In addition, subject to certain exceptions set forth in the Merger Agreement, Parent is required take (and to cause each of its affiliates to take) any and all actions necessary or advisable in order to (1) resolve any objection or assertion by any governmental entity challenging the Merger Agreement or the Merger to enable the parties to consummate the Merger and (2) obtain all approvals and consents under any antitrust and insurance laws that may be required by any foreign or U.S. federal, state or local governmental entity so as to enable the parties to consummate the Merger.

Non-Solicitation. The Merger Agreement generally prohibits the Company’s solicitation of third-party proposals relating to the acquisition of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% of the voting equity securities of the Company (a “Competing Proposal”) and restricts the Company’s ability to disclose non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, (a) the Company to file a proxy statement with the Securities and Exchange Commission (the “SEC”) and call and hold a shareholder meeting and (b) the Company Board to recommend that the Company’s shareholders adopt the Merger Agreement. However, at any time prior to the receipt of the requisite shareholder approval, the Company Board is permitted, after following certain procedures set forth in the Merger Agreement, to change its recommendation to the Company’s shareholders if the Company Board receives a Superior Proposal (as such term is defined in the Merger Agreement) to the extent that the Company Board determines in good faith that the failure to take such action would be inconsistent with its fiduciary duties. In addition, at any time prior to the receipt of the requisite shareholder approval, the Company Board may change its recommendation, in certain circumstances, in response to a material fact, event, change, development or set of circumstances (other than a Competing Proposal) occurring or arising after the date of this Agreement that was not known to the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of the Merger Agreement.

Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. The Company is obligated to pay Parent a $15,165,000 termination fee in certain circumstances, including (a) if the Company Board changes its recommendation in the absence of a Competing Proposal (as described above) and Parent terminates the Merger Agreement, (b) if the Company terminates the Merger Agreement in order to enter into a definitive agreement with a third party with respect to a Superior Proposal or (c) if either Parent or the Company terminates the Merger Agreement and the Merger is not consummated by a specified date, or in the event of the failure to obtain the requisite approval of the Company’s shareholders to approve the Merger Agreement, and within nine (9) months after the termination of the Merger Agreement, the Company consummates any Competing Proposal, or enters into a definitive agreement with respect to any Competing Proposal (and such Competing Proposal is subsequently consummated).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving the Company and Parent. The proposed merger will be submitted to the shareholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY

OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website via the investor relations section of our website at www.meadowbrook.com or www.investorcalendar.com under the heading “Documents and Filings”. Shareholders of the Company may also obtain a free copy of the definitive proxy statement by contacting the Company’s Investor Relations Contact, Karen Spaun, at (248) 204-8178.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 14, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on March 5, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of the Company and a description of their direct and indirect interests, by share holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This communication may include certain statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the intent, belief, or current expectations of management, including, but not limited to, those statements that use the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond control of the Company, which could cause actual results to differ materially from such statements. Risks and uncertainties relating to the proposed transaction with the Company include, but are not limited to: the risk that the Company’s shareholders do not approve the transaction; uncertainties as to the timing of the transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; competitive responses to the transaction; litigation relating to the transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain relationships with agents, wholesalers, suppliers, customers, policyholers and regulators; and other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2013 filed with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 30, 2014, by and among Parent, Sub and the Company*

10.1	Guaranty and Performance Agreement, dated as of December 30, 2014, entered into by Fosun in favor of the Company

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2014		MEADOWBROOK INSURANCE GROUP, INC. (Registrant)

	By:	/s/ Karen Spaun
Karen Spaun

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 30, 2014, by and among Parent, Sub and the Company*

10.1	Guaranty and Performance Agreement, dated as of December 30, 2014, entered into by Fosun in favor of the Company

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.